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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 30, 2002 (except with respect to the matter discussed in Note 19, as to which the date is May 24, 2002) included in F.A.O., Inc.'s Form 10-K/A2 for the year ended February 2, 2002 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Los Angeles, California
May 24, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS